UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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___________________________________________

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP

(Name of Registrant as Specified in Its Charter)
___________________________________________

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BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP
c/o Arch Street VIII, Inc.
101 Arch Street
Boston, Massachusetts 02110

November 20, 2007

Dear Limited Partner:

IMPORTANT DEVELOPMENTS

You may already have received or soon may receive consent solicitation materials and a green consent card from an entity named Everest Housing Investors 2, LP (“Everest”) seeking your consent to remove the General Partners of Boston Financial Qualified Housing Tax Credits L.P. IV (“Fund IV”) and replace them with a to-be-formed affiliate of Everest. The Managing General Partner believes that Everest’s proposal is not in the best interests of Fund IV or the majority of its Limited Partners and is therefore recommending that you do not respond to Everest’s green consent card.

We are urging you NOT TO SIGN OR RETURN the green card. Please read Fund IV’s materials concerning Everest’s proposal, which will be sent to you shortly, so you can fully understand the Managing General Partner’s recommendation that you not respond to Everest’s proposal.

As explained below, Fund IV’s Managing General Partner firmly believes that Everest is taking actions to promote its own agenda, which may be contrary to the interests of a majority of the Limited Partners. For the reasons explained below, we ask that you disregard Everest’s materials and take no action on Everest’s request until you have received and reviewed the materials that Fund IV will be sending to you shortly.

DON’T LET EVEREST TAKE CONTROL OF THE PARTNERSHIP.

DISCARD THE GREEN CONSENT CARD AND AWAIT FUND IV’S MATERIALS.

Everest’s proposal to remove the General Partners is not in the best interests of Fund IV or its Limited Partners because, among other reasons:

•	Fund IV is in the last stages of liquidating its assets and is providing cash distributions to its Limited Partners;
•	The Managing General Partner expects to dispose of the eight (8) remaining properties in Fund IV by the end of 2008 in an orderly fashion to try to maximize the return to investors;
•
Since the inception of Fund IV, the Managing General Partner has disposed of twenty-nine (29) (out of thirty-seven (37)) properties, resulting in $14,472,941 in proceeds or $226.22 per unit, and is working on disposing of the remaining eight (8) properties by the end of 2008; and

•
As you are aware, Fund IV recently made a distribution to its Limited Partners of $226.22 per Unit. In addition, the Managing General Partner has projected future distributions of up to $200 per Unit based on the anticipated future sale of the remaining eight (8) properties.

The Managing General Partner believes that any change in the General Partners of Fund IV at this stage will serve only to delay the liquidation and cash distribution process and will cost Fund IV money.

The Managing General Partner has vastly more experience than Everest in managing low income tax credit partnerships like Fund IV, as will be more fully described in the Managing General Partner’s solicitation statement. You may ask, therefore, why Everest wants to take control of Fund IV. The Managing General Partner believes, based on its experience with Everest, that Everest only wants control of Fund IV so that it can sell Fund IV’s properties to Everest’s affiliates and friends at the lowest possible price. Also, affiliates of Everest are secondary market purchasers of Fund IV Units, and therefore may have very different tax considerations with respect to the Units than do the majority of the Limited Partners. This different tax status may cause Everest to want Fund IV to dispose of its assets in a manner that may be different than the objective of a majority of the Limited Partners who did not buy their units on the secondary market.

We will shortly be sending you important information relating to Fund IV. These materials will request that you do not send Everest the green consent card they are requesting (or, if you do wish to return the green card, to vote AGAINST Everest’s proposal to remove the current General Partners). The materials also will tell you what you can do if you already have sent Everest a green consent card voting in favor of Everest’s proposal but now wish to revoke that consent. Fund IV’s preliminary materials relating to Everest’s proposal will soon be filed with the United States Securities and Exchange Commission (“SEC”), and will be mailed to Limited Partners following the SEC comment process.

The Managing General Partner wants to continue to protect the Limited Partners by ensuring that Fund IV is managed in their best interests, rather than in the interest of Everest and other secondary market purchasers who may have agendas that differ from your best interests.

DON’T LET EVEREST USE YOUR PARTNERSHIP TO ADVANCE ITS REAL ESTATE INVESTMENT AND TAX AGENDA.

DISCARD THE GREEN CONSENT CARD AND AWAIT FUND IV’S MATERIALS

Sincerely,

Arch Street VIII, Inc.,
Managing General Partner

Because of the confusion that Everest’s solicitation may cause, we have arranged for MacKenzie Partners, Inc. to be available to respond to any questions or concerns you may have, and we encourage you to call MacKenzie toll-free at (800) 322-2885, or collect at (212) 929-5500.

You are urged to read Fund IV’s solicitation statement when you receive it and any other solicitation/recommendation statements sent by Fund IV because they will contain important information. Each of these documents will be filed with the SEC and investors may obtain a free copy of them at the SEC’s Internet web site at www.sec.gov. These documents may also be obtained for free (when available) from Fund IV by directing such a request to: ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, Floor 6, Dallas, Texas 75294, telephone (800) 823-4828. This letter and any other solicitation materials from Fund IV are being sent on behalf of Fund IV by its General Partners, Arch Street VIII, Inc., which serves as the Managing General Partner, and Arch Street IV Limited Partnership. Arch Street IV Limited Partnership owns five units of Fund IV not included in the 68,043 units considered outstanding.

Certain statements made herein contain forward-looking statements. Such statements include the words “may” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “would” and similar expressions, however, not all forward-looking statements will contain such expressions. Such statements are subject to a number of risks and uncertainties. Actual results or events in the future could differ materially from those described in the forward-looking statements as a result of several factors, including the Managing General Partner’s inability to find suitable purchasers for Fund IV’s interests in its properties, the inability to agree on an acceptable purchase price or contract terms, fluctuations in the market value of Fund IV’s properties, general economic conditions and other factors.

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